Exhibit 3.1

Filed in the Office of	Business Number C7829-2003
Barbara K. Cegavske	Filing Number 20200430802
Secretary of State State Of Nevada	Filed On 1/21/2020 3:01:00 PM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: InVivo Therapeutics Holdings Corp. Entity or Nevada Business Identification Number (NVID): C7829-2003
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	x Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority of outstanding shares
	Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment <PuRsuANTTo NRs 18.380 & 18.385178.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT ro NRs 78.403) Officer's Statement <PURSUANT ro NRs 80.0301 Effective Date and Time : (Optional) Information Being Changed : (Domestic corpora tions only) Date:Time: (must not be later than 90 days after the certificate is filed) Changes to lakes the following effect: The ent ity name has been amended .. The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. x The authorized shares have been amended . The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Art icles have been deleted. Other. The articles have been amended as follows : (provide article numbers, if availab le) See attachment. Signature : (Required) (attach additional page(s) if necessary) CFO Signature of Officer or Author ized Signer Title Si nature of Officer or Autho · ed Signer •it any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, In addition t the affirmative vote otherwise required, of the holders of shares representing a maj ority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . Please include any required or optional Information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees.Page 2 ol 2 Revised: 11112019

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF INVIVO THERAPEUTICS HOLDINGS CORP. ENTITY NUMBER C7829-2003 The Articles of Incorporation of InVivo Therapeutics Holdings Corp., a Nevada corporation (the · "Corporation"), as filed with the Nevada Secretary of State on April 2, 2013, shall be and hereby is amended as follows: RESOLVED, that Article FOURTH of the Corporation's Articles of Incorporation, as amended, be and hereby is amended by replacing the phrase from the first use of "The" to the first use of "share" with the following: "The total number of shares that this corporation is authorized to issue is Five Hundred Million (500,000,000) shares of Common Stock have a par value of$0.00001 per share."